Exhibit 99.4

Supplemental Risk Factors

Risks Related to Our Business

Favorable results seen to date in clinical trials of A4250, including our open label Phase 2 trial of A4250 in patients with cholestatic liver disease, may not be predictive of favorable results in our planned Phase 3 clinical trial of A4250 in patients with PFIC, which will be placebo controlled and involve different doses, treatment duration, number of patients and outcome measures and may have other differences in design or execution.

A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in later-stage clinical trials, even after promising results in earlier trials or in preclinical studies. Similarly, companies have experienced disappointing outcomes in later phases of a multiphase clinical trial, even after promising results in an early phase of the trial. A4250 has been evaluated in an open label Phase 2 trial in children with chronic cholestasis and in an investigator-initiated Phase 2 clinical trial for the treatment of PBC. Data from our Phase 2 trial in children with chronic cholestasis showed a reduction in serum bile acids in a substantial majority of patients and improvement in pruritus that was significantly correlated with the reduction in serum bile acids. In addition, based on data from the PBC trial that we received from the investigator, nine patients with pruritus received A4250 and all of them reported a reduction in pruritus. If the favorable findings on pruritus and serum bile acids seen in these two Phase 2 trials are not replicated in our planned trial of A4250 in patients with PFIC or in any other future trial of A4250 in patients with PFIC or other pediatric cholestatic liver disease or disorder, we may not obtain marketing approval for A4250 to treat any indication, in which case our business would be materially and adversely affected.

Our planned Phase 3 trial of A4250 in patients with PFIC will involve a greater number of patients, different outcome measures, doses and treatment duration and may have other differences in trial design, in addition to the difference in patient population, compared with either the pediatric chronic cholestasis trial or the PBC trial. For example, our planned Phase 3 trial of A4250 in patients with PFIC will be a randomized, double blind, placebo controlled, multicenter, clinical trial designed to enroll approximately 60 patients with PFIC (type 1 or 2), with a treatment duration of 24 weeks. The primary endpoint for FDA evaluation, and a key secondary endpoint for EMA evaluation, will be an assessment of change in pruritus. The primary endpoint for EMA evaluation, and a key secondary endpoint for FDA evaluation, will be serum bile acid responder rate, where a responder is a patient who achieves either a reduction in serum bile acid levels of 70% or more from baseline or a reduction of serum bile acid levels at least to an absolute level that is specified in between 50 and 100 µmol/l. Although we have assessed the effects of A4250 on serum bile acids in prior clinical trials of A4250, we have not previously utilized this serum bile acid responder rate endpoint. Moreover, we do not have any prior data regarding the effect of a placebo in patients with PFIC on serum bile acid levels, pruritus or any other outcome variable to guide the planning for our planned Phase 3 PFIC trial, which increases the risk that the trial will not be powered adequately to show a statistically significant separation between A4250 and placebo.

Furthermore, the specific patient-reported or caregiver-reported measures used to assess change in pruritus can vary from trial to trial. For example, the pruritus scales that were used in the PBC trial are not the same as the scales used in our trial in children with chronic cholestasis, except that the visual analogue scale of itching, known as VAS-itch, is common to both trials. To assess change in pruritus in our planned Phase 3 trial of A4250 in patients with PFIC, we plan to use patient-reported and caregiver-reported outcome instruments that we have developed taking into account input from PFIC patients and their caregivers, which employ or rely on different questions or assessments, require a different outcome to establish a positive response or are otherwise different from the outcome instruments used in our Phase 2 trial in children with chronic cholestasis. The differences in these instruments may reduce the likelihood that data from the Phase 2 trials of A4250 in children with chronic cholestasis or in PBC patients will be predictive of favorable results in the planned Phase 3 PFIC trial.

In addition, the doses of A4250 to be evaluated in our planned Phase 3 trial for some PFIC patients may not be precisely the same as the weight-based doses that we evaluated in our Phase 2 trial of A4250 in children with chronic cholestasis. Although we expect that patients in the planned trial of approximately the same weight will receive the same total dose of A4250, any difference in relative weights between particular patients will result in a difference in weight-based doses between those patients. This may reduce the likelihood that weight-based data from the Phase 2 trial will be predictive of favorable results in our planned PFIC trial.

We plan to use change in pruritus as the primary endpoint for purposes of FDA evaluation in our planned Phase 3 trial in PFIC patients. Because the assessment of pruritus relies on subjective patient or caregiver feedback, it is challenging to evaluate and measure consistently and, for any patient, a self-reported outcome may vary from a caregiver-reported outcome.

The primary endpoint in our planned Phase 3 trial of A4250 in patients with PFIC, for FDA evaluation, and a key secondary endpoint for EMA evaluation, will be an assessment of change in pruritus. Because the assessment of pruritus relies on subjective patient or caregiver feedback, it is challenging to evaluate and measure consistently and, for any patient, a self-reported outcome may vary from a caregiver-reported outcome. The measure of pruritus can be influenced by factors outside of our control and can vary widely from measurement point to measurement point for a particular patient, from patient to patient and from site to site within a clinical trial. Moreover, patients given an inactive comparator, or placebo, in a clinical trial may perceive a change in pruritus that is greater than we anticipated when designing the trial or that is comparable to the change experienced by patients given A4250, which could obscure the effect of A4250 in the trial and reduce the likelihood that the trial will be successful. In addition, the FDA or EMA may determine that the patient-reported outcome instrument or the caregiver-reported outcome instrument that we use in our planned Phase 3 trial to assess pruritus is not adequately reliable or valid for use with PFIC patients, which would delay and potentially prevent our receipt of marketing approval for A4250.

The clinical trial designs, durations, endpoints and outcomes that will ultimately be required to obtain marketing approval of A4250 to treat PFIC patients are uncertain and, in any case, may vary among the FDA, EMA and other regulatory authorities outside of the United States and European Union. Based on feedback that we have received from the FDA and the EMA, we expect both regulatory authorities to place a greater emphasis on the totality of the data from our planned Phase 3 clinical trial, including secondary endpoints, than may generally be expected. As a result, there is risk that, even if the primary endpoint of our planned Phase 3 clinical trial of A4250 for FDA evaluation purposes or for EMA evaluation purposes is met with statistical significance, the applicable regulatory authority may not find the overall results of our planned Phase 3 trial to be sufficient to support marketing approval of A4250 to treat PFIC, a symptom of PFIC such as pruritus or any other indication, and we may never receive marketing approval. Similar risks also apply for A3384, which is a product candidate for the treatment of BAM.

No product is currently approved for the treatment of either of PFIC or BAM in the United States or for the treatment of PFIC in the European Union or, to our knowledge, any other jurisdiction. There is limited clinical experience in PFIC and in BAM. Accordingly, there is not a well-established development path that, with positive outcomes in clinical trials, would be reasonably assured of receiving marketing approval for these indications.

Our planned Phase 3 PFIC program includes a single randomized, double blind, placebo controlled, multicenter clinical trial and an open label long-term extension study. The double blind trial is designed to enroll approximately 60 patients with PFIC (type 1 or 2), ages six months to 18 years, at sites in the United States, Canada, Europe, the Middle East and Australia. Patients will be assigned to receive either 40 µg/kg/day or 120 µg/kg/day of A4250, or placebo, for 24 weeks. Patients taking a stable dose of medication to manage pruritus when entering the trial will be permitted to continue such background medication during the trial, subject to specified exceptions. The trial will have a primary endpoint for U.S. purposes, a different primary endpoint for E.U. purposes, and several secondary endpoints, including progression to surgery, change in growth markers and liver biochemistry variables, and others. The primary endpoint for FDA evaluation, and a key secondary endpoint for EMA evaluation, will be an assessment of change in pruritus using a proprietary tool that we have developed. The trial’s primary endpoint for EMA evaluation, and a key secondary endpoint for FDA evaluation, will be serum bile acid responder rate, where a responder is a patient who achieves either a reduction in serum bile acid levels of 70% or more from baseline or a reduction of serum bile acid levels at least to an absolute level that is specified in between 50 and 100 µmol/l. Patients in the trial will have the opportunity to participate in the open label extension study to assess long-term safety and durability of response.

Based on feedback that we have received from the FDA and the EMA, we expect both regulatory authorities to place a greater emphasis on the totality of the data from our planned Phase 3 clinical trial, including secondary endpoints, than may generally be expected. As a result, there is risk that, even if the primary endpoint of our planned Phase 3 clinical trial of A4250 for FDA evaluation purposes or for EMA evaluation purposes is met with statistical significance, the applicable regulatory authority may not find the overall results of our planned Phase 3 trial to be sufficient to support marketing approval of A4250 to treat PFIC, a symptom of PFIC such as pruritus or any other indication, and we may never receive marketing approval.

Furthermore, the FDA has informed us that showing a clinically meaningful effect only on pruritus could support approval for the treatment of pruritus associated with PFIC and has indicated to us that meaningful improvements on one or more additional clinical benefit endpoints and/or corroborative real- world clinical evidence would be required to support approval for the treatment of PFIC itself. Certain secondary endpoints that we expect to use in our planned Phase 3 trial may be considered clinical benefit endpoints, including progression to surgery and change in growth markers. The likelihood that a treatment duration of 24 weeks will be long enough for a placebo controlled trial to demonstrate an effect of A4250 on any particular clinical benefit endpoint is uncertain, and, if not, FDA approval of A4250 could be limited to the treatment of pruritus in PFIC patients, if A4250 is approved at all.

To support marketing approval of a drug, the FDA requires a demonstration of efficacy based on an endpoint reflecting clinical benefit. However, under Subpart H regulations, the FDA can grant accelerated approval based on a surrogate endpoint that is reasonably likely to predict clinical benefit. If we elect to seek accelerated approval under Subpart H, the FDA (or EMA under its regulations) may determine that the surrogate endpoint, or that the outcome shown in the planned trial on the surrogate endpoint, does not establish a reasonable likelihood of predicting clinical benefit or otherwise is not sufficient to support approval, even if the surrogate endpoint is met with statistical significance. For example, if we pursue an accelerated approval of A4250 under Subpart H and the results of the change in pruritus endpoint are not of a magnitude that will be clearly meaningful, it is possible that the FDA will not consider the result to be sufficient to support approval under the Subpart H pathway. If this occurs, our business would be materially harmed.

In addition, if we pursue an accelerated approval under Subpart H for A4250, we will be required to conduct a post-approval clinical outcomes trial to confirm its clinical benefit in PFIC. Whether our planned open label extension study will meet this requirement is uncertain. If not, and if we pursue accelerated approval under Subpart H, we would need to conduct an additional study, which is not currently planned. There can be no assurance that our open label extension study or any other post-approval trial that we conduct will confirm that the surrogate endpoint used for accelerated approval will show an adequate correlation with clinical outcomes. If a clinical outcomes confirmatory trial that we conduct fails to show such adequate correlation, we may not be able to maintain any previously granted marketing approval for A4250 in PFIC that we may obtain.

We have selected serum bile acid responder rate as the primary endpoint for purposes of EMA evaluation and as a key secondary endpoint for FDA evaluation. To support the clinical utility of reduction in serum bile acids in the treatment of patients with PFIC, we are supporting an independent study pooling and analyzing long-term PFIC patient data from a number of leading PFIC academic centers, which we refer to as the PFIC Study Group. Should the data that are being accumulated by the PFIC Study Group come to a different conclusion than we anticipate about the relationship of serum bile acids to beneficial clinical outcomes, the EMA or the FDA may determine the results of the Phase 3 PFIC study not to be adequate to support approval.

Also, it is possible that any marketing authorization we may receive in the future from the EMA for A4250 for the treatment of PFIC could be conditional on post-authorization studies and not be considered a full authorization. Our ability to obtain and maintain conditional marketing authorization in the European Union will be limited to specific circumstances and subject to several conditions and obligations, if obtained at all, including the completion of a clinical outcomes trial to confirm the clinical benefit of A4250 in PFIC. Conditional marketing authorizations based on incomplete clinical data may be granted for a limited number of listed medicinal products for human use, including products designated as orphan medicinal products under European Union law, if (1) the risk-benefit balance of the product is positive, (2) it is likely that the applicant will be in a position to provide the required comprehensive clinical trial data, (3) unmet medical needs will be fulfilled and (4) the benefit to public health of the immediate availability on the market of the medicinal product outweighs the risk inherent in the fact that additional data are still required. Specific obligations, including with respect to the completion of ongoing or new studies, and with respect to the collection of pharmacovigilance data, may be specified in the conditional marketing authorization. Conditional marketing authorizations are valid for one year, and may be renewed annually, if the risk-benefit balance remains positive, and after an assessment of the need for additional or modified conditions.

The FDA and EMA generally require two pivotal clinical trials to support marketing approval of a drug. It is our objective to conduct a single Phase 3 clinical trial in patients with PFIC that, together with data from a long-term, open label extension study, forms the primary support for applications for marketing approval of A4250 in both the United States and European Union for treatment of patients with PFIC. If the FDA or EMA requires us to conduct additional clinical trials beyond the ones that we currently contemplate in order to support marketing approval of A4250 to treat patients with PFIC in the United States or European Union, it would result in a more expensive and potentially longer development program for A4250 than we currently contemplate, which could delay our ability to generate product revenues with A4250, interfere with our ability to enter into any potential licensing or collaboration arrangements with respect to this program, cause our value to decline, and limit our ability to obtain additional financing that may be necessary to complete the planned pivotal program. Even though it is our objective to conduct a single Phase 3 trial of A4250 as the basis, together with safety data from an extension study to evaluate long-term outcomes, for an application for marketing approval for A4250 in PFIC, either the FDA or the EMA may require that we meet the primary endpoint or endpoints in the trial at a higher level of statistical significance than would otherwise be required for a trial to be successful, which would reduce the likelihood of a positive trial.

Likewise, if we conduct any future clinical trial designed to support marketing approval of A3384 as a treatment for BAM, the FDA, EMA or any regulatory authority outside of the United States or the European Union may determine that the designs or endpoints of the trial, or that the outcomes shown on any particular endpoints in the trial, are not sufficient to establish a clinically meaningful benefit for A3384 in the treatment of BAM or otherwise to support marketing approval, even if the primary endpoint or endpoints of the trial is met with statistical significance.

The design of our planned Phase 3 clinical trial of A4250 in patients with PFIC does not conform precisely in all respects to the recommendations or preferences expressed by either the FDA or EMA.

Although the feedback on our proposed Phase 3 clinical trial in patients with PFIC that we have received from the FDA and EMA is generally consistent, it is not identical and the design of our planned Phase 3 clinical trial of A4250 in patients with PFIC does not conform precisely in all respects to the recommendations or preferences expressed by either regulatory authority. As a result, there is increased risk that, even if we view the results of our planned trial as favorable, the FDA or EMA may not find the overall results to be sufficient to support marketing approval of A4250 to treat PFIC, a symptom of PFIC such as pruritus or any other indication.

If the commercial opportunity in PFIC is smaller than we anticipate, or if A4250 receives approval to treat only a specific subpopulation of patients with PFIC or only a specific symptom of PFIC such as pruritus, our future revenue from A4250 may be adversely affected and our business may suffer.

If the size of the commercial opportunities in any of our target indications is smaller than we anticipate, we may not be able to achieve profitability and growth. We are developing A4250 initially as a treatment for patients with PFIC and potentially also as a treatment for patients with other pediatric cholestatic liver diseases and disorders. PFIC and these other diseases and disorders are each rare, with a limited patient population. Moreover, we expect that the addressable PFIC patient population for A4250 is only a subset of the overall patient population, specifically patients who have not yet received partial external biliary diversion, or PEBD, surgery or liver transplant surgery or patients who have had PEBD reversal surgery. We are not aware of any available patient registries for PFIC, and we rely on various estimates and assumptions to estimate the addressable PFIC population. In addition, there are different subtypes of PFIC and the beneficial effects of A4250 may vary among patients with different subtypes or among children of different ages. Our planned Phase 3 clinical trial will enroll patients with PFIC types 1 and 2, but not PFIC type 3. A4250 may ultimately receive regulatory approval, if at all, as a treatment for some but not all of the subtypes, or for children of some ages but not others. Moreover, we plan to use change in pruritus as the primary endpoint of our planned Phase 3 trial for purposes of FDA evaluation. The FDA has informed us that showing a clinically meaningful effect only on pruritus could support approval for the treatment of pruritus associated with PFIC and has indicated to us that meaningful improvements on one or more additional clinical benefit endpoints and/or corroborative real-world clinical evidence would be required to support approval for the treatment of PFIC itself. If the commercial opportunity in PFIC is smaller than we anticipate, whether because our estimates of the addressable patient population prove to be incorrect, because A4250 receives marketing approval, if at all, as a treatment for some but not all PFIC subtypes, for children of some ages but not others, for pruritus associated with PFIC but not PFIC itself or for any other reason, our future revenue from A4250 may be adversely affected and our business may suffer.

It is critical to our ability to grow and become profitable that we successfully identify patients with PFIC and any other rare cholestatic liver diseases and disorders that we may target in the future. Our projections of the number of people who have PFIC or our other potential target cholestatic liver diseases and disorders, as well as the subset who have the potential to benefit from treatment with A4250, are based on a variety of sources, including third-party estimates and analyses in the scientific literature, and may prove to be incorrect. Further, new information may emerge that changes our estimate of the prevalence of these diseases or the number of patient candidates for A4250. The effort to identify patients with PFIC or our other potential target indications is at an early stage, and we cannot accurately predict the number of patients for whom treatment might be possible. Additionally, the addressable patient population for A4250 may be limited or may not be amenable to treatment with A4250, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect our results of operations and our business. Further, even if we obtain significant market share for A4250, we may never achieve profitability because the potential target patient population for A4250 is small.

We rely on EA Pharma for the successful commercialization of elobixibat to treat chronic constipation in Japan and other select markets in Asia. If EA Pharma does not successfully commercialize elobixibat in Japan, we may not receive any future payments under our royalty interest acquisition agreement with HCR or our license agreement with EA Pharma.

We entered into a license agreement with EA Pharma (formerly known as Ajinomoto Pharmaceuticals) for elobixibat in April 2012. In January 2018, the Japanese Ministry of Health, Labour and Welfare, or MHLW, approved a new drug application filed by EA Pharma for elobixibat for the treatment of chronic constipation. EA Pharma plans to co-market elobixibat in Japan with another company, Mochida Pharmaceutical Co., Ltd, or Mochida, and to co-promote elobixibat in Japan with Eisai Co., Ltd.

In December 2017, we entered into a royalty interest acquisition agreement, or RIAA, with HCR pursuant to which we sold to HCR our right to receive all royalties and sales milestones for elobixibat in Japan that may become payable by EA Pharma pursuant to the license agreement, up to a specified maximum amount, or cap amount, equal to 175% of the amount paid by HCR to us under the RIAA plus certain patent-related expenses (if such patent-related expenses become payable by HCR). Under the RIAA, the approval by the MHLW triggers a $45 million payment to us from HCR, subject to customary closing conditions, and we are eligible to receive an additional $15 million if a specified sales milestone is achieved for elobixibat in Japan. The RIAA further provides that, if the cap amount is reached, we will again become eligible to receive royalties and sales milestones for elobixibat from EA Pharma under the terms of the license agreement. If EA Pharma does not successfully commercialize elobixibat in Japan, we may not receive any future payments under our RIAA with HCR or our license agreement with EA Pharma.

EA Pharma is responsible for all commercialization of elobixibat in its licensed field (namely, all prophylactic or therapeutic uses of a pharmaceutical product for gastrointestinal diseases and disorders, symptoms of constipation of all causes or postoperative ileus, in colonoscopy cleansing procedures and, in specified circumstances, select liver diseases) in Japan and for all future development and commercialization of elobixibat in its licensed field in Indonesia, Korea, Myanmar, Taiwan, Thailand and Vietnam, and has substantial control over the conduct and timing of development efforts with respect to elobixibat in these countries. We have little control over the amount and timing of resources that EA Pharma devotes, or Mochida devotes, to the commercialization of elobixibat in Japan or to the development of elobixibat in these other countries. If EA Pharma or, where applicable, Mochida fails to devote sufficient financial and other resources, the commercialization of elobixibat in Japan and the development and potential commercialization of elobixibat otherwise in EA Pharma’s licensed territory would be adversely affected. If this occurs but the cap amount under the RIAA were nevertheless reached, royalties that we could receive on any future elobixibat product sales could be delayed or reduced.

EA Pharma has the right to terminate the elobixibat agreement on a country-by-country basis or in its entirety for an uncured material breach by us or in specified bankruptcy or similar events. EA Pharma also has the right, with 180 days’ notice, to terminate the agreement in its entirety or on a country-by-country basis (except for Japan) for any reason.

If EA Pharma terminates the elobixibat agreement at any time, for any reason, it would negatively impact both the likelihood that we would receive any future payments under our RIAA with HCR or our license agreement with EA Pharma and the development of elobixibat in EA Pharma’s licensed territory, which would materially harm our business and could accelerate our need for additional capital. In particular, we would be required to seek a replacement licensee for Japan under the RIAA.

Raising additional capital may cause dilution to our investors, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through a combination of equity offerings, licensing, collaboration or similar arrangements, grants and debt financings. We do not have any committed external source of funds. We filed a universal shelf registration statement on Form S-3 with the SEC, which was declared effective on December 5, 2017, pursuant to which we registered for sale up to $125 million of any combination of our common stock, preferred stock, debt securities, warrants, rights, purchase contracts and/or units from time to time and at prices and on terms that we may determine, including up to $50 million of our common stock available for issuance pursuant to an at-the-market offering program Sales Agreement that we entered into with Cowen and Company LLC, or Cowen, in October 2017. Pursuant to the Sales Agreement, we may offer and sell, from time to time at our discretion, shares of our common stock having an aggregate offering price of up to $50 million through Cowen as our sales agent. Under the Sales Agreement, Cowen may sell the shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, or the Securities Act. We may seek to raise additional capital at any time. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a holder of our common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends or other distributions.

If we raise additional funds through licensing, collaboration or similar arrangements, we may have to relinquish valuable rights to our technologies, future revenue streams, research and development programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

The recently passed comprehensive tax reform bill could adversely affect our business and financial condition.

On December 22, 2017, President Trump signed into law the “Tax Cuts and Jobs Act,” or TCJA, that significantly reforms the Internal Revenue Code of 1986, as amended, or the Code. The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest and net operating loss carryforwards, allows for the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. Our net deferred tax assets and liabilities will be revalued at the newly enacted U.S. corporate rate, and the impact, if any, will be recognized in our tax expense in the year of enactment. We continue to examine the impact this tax reform legislation may have on our business. The impact of this tax reform is uncertain and could be adverse. This prospectus does not discuss any such tax legislation or the manner in which it might affect purchasers of our common stock. We urge our stockholders, including purchasers of common stock in this offering, to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences of investing in our common stock.

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